Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Form S-1 Registration Statement on Form S-3 of our report dated September 30, 2005 relating to the financial statements of Protocom Corporation, which appears in Sigmatel, Inc.’s Current Report on Form 8-K/A dated August 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Austin, Texas

February 2, 2006